UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2022

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

FS CREIT Credit Agreement

On August 1, 2022, FS Credit Real Estate Income Trust, Inc. (“FS CREIT”) entered into the Credit Agreement (the “Credit Agreement”) as the borrower with Barclays Bank PLC (“Barclays”), as the administrative agent, certain subsidiaries of FS CREIT, as guarantors, the lenders from time to time party thereto (the “Lenders”), Barclays and City National Bank as lead arrangers and bookrunners, City National Bank as syndication agent, and M&T Bank and Wells Fargo Bank, National Association as co-documentation agents. Upon the terms and subject to the conditions of the Credit Agreement, the Lenders have agreed to provide a senior secured revolving loan facility (“Loan Facility”) to FS CREIT to finance the operating expenses and general corporate purposes of FS CREIT and its subsidiaries.

The Loan Facility provides for, among other things, (a) an aggregate principal amount of $310,000,000 and (b) a three-year maturity, subject to two one-year extension options. Outstanding loans bear interest at one-, three- or six-month SOFR plus a spread of 225 basis points per annum, with two 25 basis point step-ups on the 30th and 60th day each such loan is outstanding.

The Loan Facility also has an unused commitment fee of (a) 25 basis points per annum while greater than 50% of the Loan Facility is undrawn and (b) 35 basis points per annum while 50% or less than the Loan Facility is undrawn.

The Credit Agreement also contains representations, warranties, covenants, conditions, events of default and indemnities customary for agreements of this type. The Loan Facility includes financial covenants requiring FS CREIT to maintain (a) a fixed charge coverage ratio of not less than 1.50 to 1.00, (b) tangible net worth of not less than the sum of (i) $1,367,009,00 plus (ii) 75% of net cash proceeds from any offering of capital stock of FS CREIT after the closing date of the Loan Facility minus (iii) 50% of the cash used by FS CREIT to repurchase any of its capital stock after the closing date of the Loan Facility, (c) liquidity not less than $10,000,000, (d) a debt to equity ratio to be not greater than 3.50 to 1.00, and (e) an interest coverage ratio of not less than 1.50 to 1.00, in each case, as of the last day of any fiscal quarter of FS CREIT.

The material terms of the Credit Agreement described above are qualified in their entirety by the agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Exhibits.

Exhibit No.	Description

2.1	Credit Agreement, dated as of August 1, by and among FS CREIT, Barclays, as the administrative agent, certain subsidiaries of FS CREIT, as guarantors, the lenders from time to time party thereto, Barclays and City National Bank as lead arrangers and bookrunners, City National Bank as syndication agent, and M&T Bank and Wells Fargo Bank, National Association as co-documentation agents.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: August 8, 2022	By:	/s/ Stephen S. Sypherd
Vice President, Treasurer & Secretary